                                   EXHIBIT 11
                    MAPCO INC. AND CONSOLIDATED SUBSIDIARIES
                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
                        (Dollars and Shares in Millions
                           except per share amounts)


                                                     Three Months Ended   Nine Months Ended
                                                        September 30,        September 30,
                                                     ------------------   ------------------
                                                       1994      1993       1994      1993
                                                     --------  --------   --------  --------
PRIMARY EARNINGS PER COMMON SHARE

Computation for Consolidated Statements of Income
- - - -------------------------------------------------

  Net income (a)                                     $   24.7  $   26.9   $   41.5  $   92.1
                                                     ========  ========   ========  ========

  Weighted average common shares outstanding             29.9      30.0       30.0      30.0

  Common stock equivalents (stock options)                  -         -          -         -
                                                     --------  --------   --------  --------

  Average common shares outstanding (a)                  29.9      30.0       30.0      30.0
                                                     ========  ========   ========  ========

  Primary earnings per common share (a) (c)          $    .83  $    .90   $   1.39  $   3.07
                                                     ========  ========   ========  ========


Additional Primary Computations
- - - -------------------------------

  Net income (a)                                     $   24.7  $   26.9   $   41.5  $   92.1
                                                     ========  ========   ========  ========

  Average common shares outstanding (a)                  29.9      30.0       30.0      30.0

  Dilutive effect of outstanding options                   .2        .3         .1        .2
                                                     --------  --------   --------  --------

  Average common shares outstanding, as adjusted         30.1      30.3       30.1      30.2
                                                     ========  ========   ========  ========

  Primary earnings per common share as adjusted (b)  $    .82  $    .89   $   1.38  $   3.05
                                                     ========  ========   ========  ========


FULLY DILUTED EARNINGS PER COMMON SHARE

Additional Fully Diluted Computation
- - - ------------------------------------

  Net income (a)                                     $   24.7  $   26.9   $   41.5  $   92.1
                                                     ========  ========   ========  ========

  Average common shares outstanding (a)                  29.9      30.0       30.0      30.0

  Dilutive effect of outstanding options                   .2        .3         .2        .2
                                                     --------  --------   --------  --------

  Assumed common shares outstanding                      30.1      30.3       30.2      30.2
                                                     ========  ========   ========  ========

  Fully diluted earnings per common share (b)        $    .82  $    .89   $   1.38  $   3.05
                                                     ========  ========   ========  ========





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

                                   EXHIBIT 11





a) These figures agree with the related amounts in the Consolidated Statements of Income.

b) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

c) In 1994 and 1993, stock options are not included in the earnings per share computation included in MAPCO's Condensed Consolidated Statements of Income because the dilutive effect is less than 3%.





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